Exhibit 10.1
Execution Copy
COMMON STOCK PURCHASE AGREEMENT
COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 11, 2011, by and between ATHERSYS, INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.
WHEREAS:
Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Twenty Million Dollars ($20,000,000) of the Company’s common stock, par value $0.001 (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”
NOW THEREFORE, the Company and the Buyer hereby agree as follows:
1.	PURCHASE OF COMMON STOCK.
Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:
(a) Initial Purchase; Commencement of Purchases of Common Stock. Immediately upon the execution of this Agreement, the Buyer shall purchase from the Company 666,667 Purchase Shares and upon receipt of such Purchase Shares pay to the Company as the purchase price therefor, via wire transfer, One Million Dollars ($1,000,000) (such purchase the “Initial Purchase” and such Purchase Shares are referred to herein as “Initial Purchase Shares”). Upon issuance and payment therefor as provided herein, such Initial Purchase Shares shall be validly issued and fully paid and non-assessable. The Initial Purchase Shares shall be issued to the Buyer bearing the restrictive legend set forth in Section 4(e). Thereafter, the purchase and sale of Purchase Shares hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”).
(b) The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the number of Purchase Shares specified in such notice, up to a maximum of 100,000 Purchase Shares, on such Business Day (as long as such notice is delivered on or before 5:00 p.m. eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date; however, in no event shall the Purchase Amount of a Regular Purchase exceed five hundred thousand dollars ($500,000) per Business Day. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed. The share amounts in the first sentence of this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction.

(c) VWAP Purchases. Subject to the terms and conditions of this Agreement, in addition to purchases of Purchase Shares as described in Section 1(b) above, with one Business Day’s prior written notice, the Company shall also have the right but not the obligation to direct the Buyer by the Company’s delivery to the Buyer of a VWAP Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the VWAP Purchase Share Percentage of the trading volume of the Common Stock on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date (as long as such notice is delivered on or before 5:00 p.m. eastern time on the Business Day immediately preceding the VWAP Purchase Date) (each such purchase, a “VWAP Purchase”) at the VWAP Purchase Price. The Company may deliver a VWAP Purchase Notice to the Buyer only on a date on which the Company also submitted a Purchase Notice for a Regular Purchase of 100,000 Purchase Shares to the Buyer. A VWAP Purchase shall automatically be deemed completed at such time on the VWAP Purchase Date that the Sale Price falls below the VWAP Minimum Price Threshold; in such circumstance, the VWAP Purchase Amount shall be calculated using: (i) the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market for such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold and (ii) a VWAP Purchase Price calculated using the volume weighted average price of Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold. Each VWAP Purchase Notice must be accompanied by instructions to the Company’s Transfer Agent to immediately issue to the Buyer an amount of Common Stock equal to the VWAP Purchase Share Estimate, a good faith estimate by the Company of the number of Purchase Shares that the Buyer shall have the obligation to buy pursuant to the VWAP Purchase Notice. In no event shall the Buyer pursuant to any VWAP Purchase, purchase a number of Purchase Shares that exceeds the VWAP Purchase Share Estimate issued on the VWAP Purchase Date in connection with such VWAP Purchase Notice; however, the Buyer will immediately return to the Company any amount of Common Stock issued pursuant to the VWAP Purchase Share Estimate that exceeds the number of Purchase Shares the Buyer actually purchases in connection with such VWAP Purchase. Upon completion of each VWAP Purchase Date, the Buyer shall submit to the Company a confirmation of the VWAP Purchase in form and substance reasonably acceptable to the Company. The Company may deliver additional VWAP Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed. The Company may, by written notice to the Buyer, in its sole discretion at any time after the date of this Agreement, irrevocably terminate this Section 1(c) and its right to direct the Buyer to make VWAP Purchases.
(d) Payment for Purchase Shares. For each Regular Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Buyer receives such Purchase Shares. For each VWAP Purchase, the Buyer shall pay to the Company an amount equal to the VWAP Purchase Amount as full payment for such Purchase Shares via wire transfer of immediately available funds on the third Business Day following the VWAP Purchase Date. All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) [Intentionally omitted.]
(f) Records of Purchases. The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and purchase amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Available Amount.
(g) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.
(h) Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(i), unless and until such time as the stockholders of the Company approve the transaction contemplated by this Agreement, no Purchases shall be made under Sections 1(b) and 1(c) of this Agreement unless the purchase price thereunder equals or exceeds the Floor Price. The “Floor Price” is a price per share of $1.40, equal to (x) the Signing Market Price plus (y) $0.03, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. “Signing Market Price” shall mean $1.37, the last consolidated closing bid price of the Common Stock on the Principal Market during normal trading hours immediately preceding the date of this Agreement. The Company hereby represents and warrants to the Buyer that the book value per share of Common Stock as of the date hereof is less than the Signing Market Price. The Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market.
(i) Beneficial Ownership Limitation. The Company shall not issue and the Buyer shall not purchase any shares of Common Stock under this Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates, would result in the beneficial ownership by the Buyer and its affiliates of more than 19.99% of the then issued and outstanding shares of Common Stock.
2.	BUYER’S REPRESENTATIONS AND WARRANTIES.
The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:
(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Commitment Shares (as defined in Section 4(e) hereof), Initial Purchase Shares and Purchase Shares (the Commitment Shares, Initial Purchase Shares and Purchase Shares are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.
(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
(d) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(f) Transfer or Sale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization is required by the Buyer, its managers or its members.

(h) Residency. The Buyer is a resident of the State of Illinois.
(i) No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:
(a) Organization and Qualification. The Company and its “Subsidiaries” (which, for purposes of this Agreement, means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof). The Company has no material Subsidiaries except as set forth on Schedule 3(a).
(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws, and do not require further consent or authorization by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect. The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as adopted by the Board of Directors of the Company or an appropriate Board Committee.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001, of which as of the date hereof, 23,503,926 shares are issued and outstanding, zero shares are held as treasury shares, 5,500,000 shares are reserved for future issuance pursuant to the Company’s equity incentive plans, of which approximately 971,174 shares remain available for future option grants or stock awards, and 6,436,571 shares are issuable and reserved for issuance pursuant to securities (other than stock options or equity based awards issued pursuant to the Company’s stock incentive plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of preferred stock, with per share liquidation preferences set forth on Schedule 3(c), of which as of the date hereof zero shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(d) Issuance of Securities. The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. At least 8,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under this Agreement. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.
(e) No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), that could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act and as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e) and for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. The Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. The Principal Market has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since September 30, 2010, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in Schedule 3(f) or routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports, to the Company’s knowledge, the Company or any of its Subsidiaries are not presently the subject of any inquiry, investigation or action by the SEC.
(g) Absence of Certain Changes. Except as disclosed in Schedule 3(g), since June 30, 2011, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. For purposes of this Agreement, neither a decrease in cash or cash equivalents nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.
(h) Absence of Litigation. To the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against the Company, or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, is set forth in Schedule 3(h).
(i) Acknowledgment Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except as set forth in Schedule 3(j) or to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3(j), none of the Company’s active and registered Intellectual Property expires within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others with respect to the Company’s or its Subsidiaries’ Intellectual Property and, except as set forth on Schedule 3(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.
(k) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or human health and safety with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(l) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(m) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable in light of the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would reasonably be expected to have a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to so possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.
(o) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.
(p) Transactions With Affiliates. Except as set forth on Schedule 3(p), and other than the grant or exercise of stock options or any other equity securities offered pursuant to a stockholder approved stock or incentive compensation plans as disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.
(q) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.
4.	COVENANTS.
(a) Filing of Form 8-K and Registration Statement. The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K (or disclose under Item 5 of Form 10-Q) disclosing this Agreement and the transaction contemplated hereby. The Company shall also file within twenty (20) Business Days from the date hereof a registration statement covering the sale of the Securities by the Buyer in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (the “Registration Rights Agreement”).

(b) Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial sale of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer.
(c) Listing. The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system that requires Company application for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company shall maintain the Common Stock’s listing on the Principal Market in accordance with the requirements of the Registration Rights Agreement. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex Equities, or the OTC Bulletin Board. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.
(d) Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
(e) Issuance of Commitment Shares and Initial Purchase Shares. Immediately upon the execution of this Agreement, the Company shall issue to the Buyer, as consideration for the Buyer entering into this Agreement, 266,667 shares of Common Stock (the “Commitment Shares”), and, pursuant to Section 1(a) the Buyer shall purchase the Initial Purchase Shares. The Commitment Shares and Initial Purchase Shares shall be issued in certificated form and (subject to Section 5 hereof) shall bear the following restrictive legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(f) Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the registration statement described in Section 4(a) hereof and (ii) the Commencement; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to the Buyer or the breach of any obligation of confidentiality or non-disclosure to a third party. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.
(g) Disposition of Securities. The Buyer shall not sell any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in the Registration Statement. The Buyer shall not transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act. In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.
5.	TRANSFER AGENT INSTRUCTIONS.
Immediately upon the execution of this Agreement, the Company shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit D attached hereto with respect to the issuance of the Commitment Shares and Initial Purchase Shares. On the Commencement Date, the Company shall cause any restrictive legend on the Commitment Shares and Initial Purchase Shares to be removed upon surrender of the originally issued certificate(s) for such shares. So long as the Buyer complies with its obligations in Section 4(g), all of the Purchase Shares, other than the Initial Purchase Shares, to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of the Buyer for the Purchase Shares (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Buyer that so long as the Buyer complies with its obligations in Section 4(g), no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement, subject to the provisions of Section 4(e) in the case of the Commitment Shares and Initial Purchase Shares and Section 4(g).

6.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT.
The right of the Company hereunder to commence sales of the Purchase Shares (other than the Initial Purchase Shares) is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales):
(a)	The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;
(b)
The representations and warranties of the Buyer shall be true and correct and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date; and

(c)
A registration statement covering the sale of the Securities by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK.
The obligation of the Buyer to buy Purchase Shares (other than the Initial Purchase Shares) under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares other than Initial Purchase Shares) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:
(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;
(b) The Company shall have issued to the Buyer the Commitment Shares and Initial Purchase Shares and, in the event that the Buyer shall have surrendered the originally issued certificate(s), shall have removed the restrictive transfer legend from the certificate representing the Commitment Shares and Initial Purchase Shares;
(c) The Common Stock shall be authorized for listing on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, other than a general halt in trading in the Common Stock by the Principal Market under halt codes indicating pending or released material news, and the Securities shall be approved for listing upon the Principal Market;
(d) The Buyer shall have received the opinion of the Company’s legal counsel dated as of the Commencement Date in customary form and substance;
(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit B, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;
(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, at least 8,000,000 shares of Common Stock;
(h) The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;
(i) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;
(j) The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;
(k) The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;
(l) A registration statement covering the sale of (i) all of the Commitment Shares, (ii) all of the Initial Purchase Shares, and (iii) such number of additional Purchase Shares as reasonably determined by the Company shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Buyer in connection with any sales of any Securities, and to be filed by the Company one (1) Business Day after the Commencement Date pursuant to Rule 424(b). The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws;
(m) No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(n) On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities; and
(o) The Company shall have provided the Buyer with the information reasonably requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 4(f) hereof.
8.	INDEMNIFICATION.
In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.	EVENTS OF DEFAULT.
An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:
(a) while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement), and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; provided, however, that in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty (30) consecutive Business Days, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;
(b) the suspension from trading or failure of the Common Stock to be listed on a Principal Market for a period of three (3) consecutive Business Days;
(c) the delisting of the Common Stock from the Principal Market, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex Equities, or the OTC Bulletin Board;
(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer which the Buyer is entitled to receive within five (5) Business Days after the applicable Purchase Date;
(e) the Company’s breach of any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;
(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
(g) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) becomes insolvent; or
(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer termination rights under Section 11(k) hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the Closing Sale Price is below the Floor Price, the Company may not require and the Buyer shall not be obligated or permitted to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.
10.	CERTAIN DEFINED TERMS.
For purposes of this Agreement, the following terms shall have the following meanings:
(a) “1933 Act” means the Securities Act of 1933, as amended.
(b) “Available Amount” means initially Twenty Million Dollars ($20,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.
(c) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
(d) “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.
(e) “Closing Sale Price” means the last closing trade price for the Common Stock on the Principal Market during normal trading hours, as reported by the Principal Market.
(f) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(h) “Maturity Date” means the date that is twenty-four (24) months from the Commencement Date.
(i) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(j) “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, the NYSE Amex Equities or the OTC Bulletin Board, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.
(k) “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof as set forth in a valid Purchase Notice or VWAP Purchase Notice which the Company delivers to the Buyer.
(l) “Purchase Date” means with respect to any Regular Purchase made hereunder, the Business Day of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(b) hereof.
(m) “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares pursuant to Section 1(b) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.
(n) “Purchase Price” means the lower of (i) the lowest Sale Price of the Common Stock on the Purchase Date on the Principal Market during normal trading hours or (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock on the Principal Market during the twelve (12) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
(o) “Sale Price” means any trade price for the shares of Common Stock on the Principal Market during normal trading hours, as reported by the Principal Market.
(p) “SEC” means the United States Securities and Exchange Commission.
(q) “Transfer Agent” means the transfer agent of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(r) “VWAP Minimum Price Threshold” means, with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) 90% of the Closing Sale Price on the Business Day immediately preceding the VWAP Purchase Date or (ii) such higher price as set forth by the Company in the VWAP Purchase Notice.
(s) “VWAP Purchase Amount” means, with respect to any particular VWAP Purchase Notice, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1(c) hereof as set forth in a valid VWAP Purchase Notice which requires the Buyer to buy the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market during normal trading hours on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum, subject to the VWAP Minimum Price Threshold.
(t) “VWAP Purchase Date” means, with respect to any VWAP Purchase made hereunder, the Business Day following the receipt by the Buyer of a valid VWAP Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(c) hereof.
(u) “VWAP Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares on the VWAP Purchase Date pursuant to Section 1(c) hereof as specified by the Company therein at the applicable VWAP Purchase Price with the applicable VWAP Purchase Share Percentage specified therein.
(v) “VWAP Purchase Share Percentage” means, with respect to any particular VWAP Purchase Notice pursuant to Section 1(c) hereof, the percentage set forth in the VWAP Purchase Notice which the Buyer will be required to buy as a specified percentage of the aggregate shares traded on the Principal Market during normal trading hours up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date subject to Section 1(c) hereof but in no event shall this percentage exceed a maximum of thirty percent (30%) of such VWAP Purchase Date’s share trading volume of the Common Stock on the Principal Market during normal trading hours.
(w) “VWAP Purchase Price” means the lower of (i) ninety-five percent (95%) of volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours on (A) the VWAP Purchase Date if the aggregate shares traded on the Principal Market on the VWAP Purchase Date have not exceeded the VWAP Purchase Share Volume Maximum, or (B) the portion of the VWAP Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate shares traded on the Principal Market has exceeded the VWAP Purchase Share Volume Maximum, or (2) the time at which the sale price of Common Stock falls below the VWAP Minimum Price Threshold; or (ii) the Closing Sale Price on the VWAP Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
(x) “VWAP Purchase Share Estimate” means the number of shares of Common Stock that the Company has in its sole discretion irrevocably instructed its Transfer Agent to issue to the Buyer via the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program in connection with a VWAP Purchase Notice pursuant to Section 1(c) hereof and issued to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system on the VWAP Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(y) “VWAP Purchase Share Volume Maximum” means a number of shares of Common Stock traded on the Principal Market during normal trading hours on the VWAP Purchase Date equal to: (i) the VWAP Purchase Share Estimate, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).
11.	MISCELLANEOUS.
(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.
(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e) Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Athersys, Inc.
3201 Carnegie Avenue
Cleveland, Ohio 44115-2634
Telephone: 216-431-9900
Facsimile: 216-432-2461
Attention: Laura K. Campbell, Vice President of Finance
With a copy to:
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: 216-586-7103
Facsimile: 216-579-0212
Attention: Michael J. Solecki
If to the Buyer:
Aspire Capital Fund, LLC
155 North Wacker Drive, Suite 1600
Chicago, IL 60606
Telephone: 312-658-0400
Facsimile: 312-658-4005
Attention: Steven G. Martin
With a copy to:
O’Melveny & Myers LLP
1625 Eye Street, NW
Washington, DC 20006
Telephone: 202-383-5418
Facsimile: 202-383-5414
Attention: Martin P. Dunn, Esq.

If to the Transfer Agent:
Computershare Investor Services
250 Royall Street
Canton, MA 02021
Telephone: 781-575-4182
Facsimile: 781-575-2152
Attention: Kim Crimi
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii) or (iii) above, respectively.
(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.
(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i) Publicity. The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release. The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.
(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) Termination. This Agreement may be terminated only as follows:
(i) By the Buyer any time an Event of Default exists without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii) In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof.
(iii) In the event that the Commencement shall not have occurred on or before March 1, 2012, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above with respect to the Commencement, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 11(k)(iii) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects.
(iv) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof. The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyer.
(v) This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.
(vi) If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.
(vii) Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)), 11(k)(v) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.
(viii) The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e) and 11, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination or (ii) under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.
(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(n) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
* * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ATHERSYS, INC.

By:	/s/ Gil Van Bokkelen Name: Dr. Gil Van Bokkelen
Title: Chairman and Chief Executive Officer

BUYER:

ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By:	/s/ Steven G. Martin Name: Steven G. Martin
Title: President

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(e)	Conflicts
Schedule 3(f)	1934 Act Filings
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(j)	Intellectual Property
Schedule 3(l)	Liens
Schedule 3(p)	Certain Transactions

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Resolutions of Board of Directors of the Company
Exhibit C	Form of Secretary’s Certificate
Exhibit D	Form of Letter to Transfer Agent

DISCLOSURE SCHEDULES
Schedule 3(a) — Subsidiaries

Name of Subsidiary	Jurisdiction

ABT Holding Company (formerly Athersys, Inc.)	Delaware

Advanced Biotherapeutics, Inc.	Delaware

Athersys Limited	United Kingdom

ReGenesys LLC	Delaware

ReGenesys BVBA	Belgium

Schedule 3(c) — Capitalization

1.	Long-Term Incentive Plan and Equity Incentive Plan (shares of Common Stock reserved for future issuance under outstanding awards)	4,528,826

2.	Long-Term Incentive Plan and Equity Incentive Plan (shares of Common Stock reserved for future issuance)	971,174

3.	Shares of Common Stock issuable pursuant to other outstanding options	1,075

4.	Shares of Common Stock issuable upon exercise of outstanding warrants:

4,976,470	$6.00	June 8, 2012

149,026	$5.00	June 8, 2014

1,310,000	$3.55	February 2, 2016

6,435,496

5.    Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among ABT Holding Company (formerly known as Athersys, Inc.), Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., as amended (the “Loan and Security Agreement”)
Pursuant to the Loan and Security Agreement, former lenders retain a right to receive a milestone payment equal to a portion of the amount from proceeds of equity financings not tied to specific research and development activities that are part of a research or development collaboration. In such case, the former lenders will receive an amount equal to 10% of proceeds above $5.0 million in cumulative gross proceeds up to $2.25 million. The Company may elect to pay 75% of such a milestone in shares of Common Stock at the per-share offering price.

6. Strategic Alliance Agreement, dated as of May 5, 2006, by and between ABT Holding Company (formerly known as Athersys, Inc.) and Angiotech Pharmaceuticals, Inc. (the “Strategic Alliance Agreement”)	Pursuant to the Strategic Alliance Agreement, upon the achievement of certain milestones, Angiotech Pharmaceuticals, Inc. will receive $5.0 million of shares of Common Stock at a price per share equal to (i) the average closing price (the arithmetic mean of the closing prices (for the twenty (20) days immediately preceding the fifth trading day prior to the date of issuance) plus (ii) 12.5% of the average closing price.

7.  Securities Purchase Agreement, dated as of June 8, 2007, by and among ABT Holding Company (formerly known as Athersys, Inc.), Athersys, Inc. (formerly known as BTHC VI, Inc.) and the Investors (as defined therein) (the “Securities Purchase Agreement”)
Pursuant to the Securities Purchase Agreement, the Investors purchased 13,000,000 shares of Common Stock and received five-year warrants to purchase an aggregate of 3,250,000 shares of Common Stock. In addition, the lead investor received additional five-year warrants to purchase an aggregate of 500,000 shares of Common Stock, the placement agents received five-year warrants to purchase an aggregate of 1,093,525 shares of Common Stock and investors that participated in a bridge financing in 2006 received five-year warrants to purchase an aggregate of 132,945 shares of Common Stock (together, the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company agreed to register the resale of the 13,000,000 shares of Common Stock and the shares of Common Stock available for purchase upon exercise of the Warrants.

Schedule 3(e) — Conflicts
None.

Schedule 3(f) — 1934 Act Filings
None.

Schedule 3(g) — Material Changes
None, except as disclosed orally by the Company to the Buyer on November 4, 2011.

Schedule 3(h) — Litigation
None.

Schedule 3(j) — Intellectual Property
None regarding owning or possessing adequate rights.
One patent expires within two years: 1304-1-001DIV (US) 5,827,735 Pluripotent Mesenchymal Stem Cells and Methods of Use Thereof; Expiration date 06-22-12

Schedule 3(l) — Liens
None.

Schedule 3(p) — Certain Transactions
Lee E. Babiss, a director of the Company, is the Executive Vice President of Global Laboratory Services of PPD, Inc. (“PPD”), a contract research organization, that provides contract research services to the Company. The Company paid PPD $340,000 and $115,000 in 2010 and in the first nine months of 2011, respectively, for such services. Mr. Babiss receives no material direct or indirect benefit from such transactions, which were undertaken in the ordinary course of the Company’s business.

EXHIBIT A
FORM OF OFFICER’S CERTIFICATE
This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(e) of that certain Common Stock Purchase Agreement dated as of November 11, 2011 (the “Common Stock Purchase Agreement”), by and between ATHERSYS, INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.
The undersigned, Dr. Gil Van Bokkelen, Chairman and Chief Executive Officer of the Company, hereby certifies as follows:
1. I am the Chairman and Chief Executive Officer of the Company and make the statements contained in this Certificate in such capacity and not personally;
2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of the Common Stock Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date);
3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.
4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.
IN WITNESS WHEREOF, I have hereunder signed my name on this  _____  day of November, 2011.

Dr. Gil Van Bokkelen, Chairman and Chief Executive Officer
The undersigned as Secretary of ATHERSYS, INC., a Delaware corporation, hereby certifies that Dr. Gil Van Bokkelen is the duly elected, appointed, qualified and acting Chairman and Chief Executive Officer of ATHERSYS, INC. and that the signature appearing above is his genuine signature.

William (B.J.) Lehmann, Jr., Secretary

EXHIBIT B
FORM OF COMPANY RESOLUTIONS
FOR SIGNING PURCHASE AGREEMENT
AND REGISTRATION STATEMENT
WHEREAS, the Board of Directors (the “Board”) of Athersys, Inc., a Delaware corporation (the “Company”), believes it is in the best interests of the Company to enter into a Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and Aspire Capital Fund, LLC (“Aspire”), providing for the purchase by Aspire of up to Twenty Million Dollars ($20,000,000) (the “Available Amount”) of the Company’s common stock, par value $0.001 per share (“Common Stock”);
Offering of Securities
NOW THEREFORE, BE IT, RESOLVED, that the issuance of shares of Common Stock in an amount up to 2% of the Available Amount to Aspire as a commitment fee (the “Commitment Shares”) pursuant to the Purchase Agreement be, and hereby is, authorized and approved;
RESOLVED FURTHER, that the issuance and sale of up to Twenty Million Dollars ($20,000,000) of Common Stock, to be made to Aspire pursuant to the terms and conditions of the Purchase Agreement (the “Offering”) during the Commitment Period (as hereinafter defined) be, and hereby is, authorized and approved;
RESOLVED FURTHER, that the issuance at any time and from time to time by the Company of up to $20,000,000 of Common Stock (the “Purchase Shares,” and together with the Commitment Shares, the “Securities”) in the Offering in accordance with the terms of the Purchase Agreement for the period commencing on the effective date of the Purchase Agreement and expiring on the earliest to occur of (i) the date on which Aspire has purchased the Purchase Securities, (ii) the date the Purchase Agreement is terminated in accordance with its terms and (iii) the date twenty-four (24) months after the effective date of the Purchase Agreement (the “Commitment Period”) be, and hereby is, authorized and approved;
RESOLVED FURTHER, that the Company does hereby initially reserve an aggregate of shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement in an amount equal to $20,000,000, with such number of shares to be determined by the Pricing Committee (as defined below);
RESOLVED FURTHER, that upon the issuance of the Commitment Shares pursuant to the terms and conditions of the Purchase Agreement, the Commitment Shares will be validly issued, fully paid and nonassessable;
RESOLVED FURTHER, that, upon the issuance and sale of the Purchase Shares in the Offering in accordance with the terms of the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and nonassessable;
RESOLVED FURTHER, that the issuance and sale by the Company of a number of Purchase Shares to be approved by the Pricing Committee (the “Initial Purchase Shares”) for consideration of One Million Dollars ($1,000,000), on the date of the Purchase Agreement, be, and hereby is, authorized and approved; and that, upon the issuance and sale of the Initial Purchase Shares in accordance with the terms of the Purchase Agreement, the Initial Purchase Shares will be validly issued, fully paid and nonassessable;

RESOLVED FURTHER, that the Pricing Committee of the Board consisting of Lorin J. Randall, Jack L. Wyszomierski and Gil Van Bokkelen or any duly appointed successor thereto (the “Pricing Committee”) be, and hereby is, authorized, from time to time during the Commitment Period, to exercise all of the powers of the Board in connection with the Offering and any and all matters incident thereto, including without limitation, the power and/or authority to determine the timing of the Offering and amount of Purchase Shares to be issued and sold from time to time, and to prepare or cause to be prepared and to execute and deliver or cause to be executed and delivered Purchase Notices and VWAP Purchase Notices (each as defined in the Purchase Agreement), in accordance with the terms of the Purchase Agreement, and all other notices, demands, requests, consents, approvals or other communications in connection with the Offering as the Pricing Committee deems necessary, advisable or appropriate to effectuate the issuance and sale of the Purchase Shares as contemplated in the foregoing resolutions;
RESOLVED FURTHER, that any action as may have been taken or caused to be taken by any of the Chief Executive Officer, President, Chief Operating Officer, Vice President, Finance, Secretary or any Assistant Secretary of the Company (each, an “Authorized Officer” and collectively, the “Authorized Officers”) prior to the date of these resolutions of the Board, which action was in connection with or related to the Offering, be, and hereby is, ratified, approved and confirmed in all respects as the act and deed of the Company; and
RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized to take such actions (including filings with all necessary governmental or regulatory agencies) as the Authorized Officers or any of them may deem necessary, advisable or appropriate to effectuate the issuance and sale of the Securities as contemplated in the foregoing resolutions.
Authorization of Common Stock Purchase Agreement
RESOLVED, that the Company, be and hereby is, authorized to enter into, and perform its obligations under, the Purchase Agreement, the form of which has previously been provided to the Board; and
RESOLVED FURTHER, that the Authorized Officers, be, and each of them hereby is, authorized, empowered and directed to further negotiate, fix and approve the terms of the Purchase Agreement and to execute and deliver the Purchase Agreement in the name and on behalf of the Company, in such form or with such changes therein, additions thereto or omissions therefrom as such Authorized Officers or any of them may approve, the execution and delivery of the Purchase Agreement by any such officer to be conclusive evidence of such approval.
Authorization of Registration Rights Agreement
RESOLVED, that the Company be, and hereby is, authorized to enter into, and perform its obligations under, a registration rights agreement (the “Registration Rights Agreement”), between the Company and Aspire, the form of which has previously been provided to the Board, pursuant to which the Company shall grant the Aspire certain registration rights with respect to the Securities issuable to Aspire pursuant to the Purchase Agreement; and

RESOLVED FURTHER, that the Authorized Officers, be, and each of them hereby is, authorized, empowered and directed to further negotiate, fix and approve the terms of the Registration Rights Agreement and to execute and deliver the Registration Rights Agreement in the name and on behalf of the Company, in such form or with such changes therein, additions thereto or omissions therefrom as such Authorized Officers or any of them may approve, the execution and delivery of the Registration Rights Agreement by any such officer to be conclusive evidence of such approval.
Authorization of Transfer Agent Instructions
RESOLVED, that the Company be, and hereby is, authorized to enter into, and perform its obligations under the Transfer Agent Instructions (the “Instructions”) the form of which has previously been provided to the Board, pursuant to which the Company shall instruct the transfer agent with respect to the Securities issuable to Aspire pursuant to the Purchase Agreement; and
RESOLVED FURTHER, that the Authorized Officers, be, and each of them hereby is, authorized, empowered and directed to further negotiate, fix and approve the terms of the Instructions and to execute and deliver the Instructions in the name and on behalf of the Company, in such form or with such changes therein, additions thereto or omissions therefrom as such Authorized Officers or any of them may approve, the execution and delivery of the Instructions by any such officer to be conclusive evidence of such approval.
Issuance of Common Stock to Venture Debt Lenders
RESOLVED, that, in accordance with the terms of the Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among ABT Holding Company (formerly known as Athersys, Inc.), Advanced Biotherapeutics, Inc., Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., as amended (the “Loan and Security Agreement”), the issuance of shares of Common Stock to pay the Cumulative Equity Financing Payment (as defined in the Loan and Security Agreement) in connection with the sale of the Purchase Shares to Aspire be, and hereby is, authorized and approved in all respects; and
RESOLVED FURTHER, that, upon the issuance of the shares of Common Stock in accordance with the terms of the Loan and Security Agreement, such shares of Common Stock will be validly issued, fully paid and nonassessable.
Registration Statement on Form S-1
RESOLVED, that the Company and the Authorized Officers, and each of them, be, and hereby are, for and on behalf of the Company, authorized, directed and empowered to prepare or cause to be prepared a Registration Statement on Form S-1 or such other form as the Company may be permitted to use (including the prospectus, all financial statements, all exhibits and other documents relating thereto) (the “Registration Statement”) in connection with the sale, from time to time, by Aspire of the Securities (the “Resale Offering”);

RESOLVED FURTHER, that all actions of the Authorized Officers, and each of them, for and on behalf of the Company, in preparing and in directing Jones Day, counsel to the Company, to prepare the Registration Statement (including the prospectus, all exhibits and other documents relating thereto) (other than the financial statements therein), and in preparing and in directing Ernst & Young LLP, independent public accountants for the Company, to consent to the inclusion of the financial statements in the Registration Statement, be, and hereby are, ratified, confirmed and approved;
RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered (a) to file the Registration Statement, together with the financial statements and exhibits thereto, and to pay any fees required in connection therewith, with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”); (b) to file any and all amendments and supplements thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, together with the financial statements and exhibits required in connection therewith, with the Commission in such form as such officers deem necessary, advisable or appropriate; (c) to comply with the provisions of the Securities Act and of the rules and regulations of the Commission thereunder; (d) to execute, deliver, obtain and/or file any and all such other agreements, certificates, consents, letters, instruments and other documents and to take any and all other actions, necessary, advisable or appropriate to effect such filing and to procure the effectiveness of the Registration Statement and any amendments with respect thereto; and (e) to take all such other action as may be necessary, advisable or appropriate to effect the registration of the Securities;
RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare or cause to be prepared, execute, in the name and on behalf of the Company, procure all necessary signatures to, and file with the Commission any requests for acceleration of the effective date of the Registration Statement deemed by them to be necessary, advisable or appropriate, with their approval of any such requests to be conclusively evidenced by their execution thereof; and to appear on behalf of the Company before the Commission in connection with any matter relating to the Registration Statement and any supplements, amendments or post-effective amendments thereto; and
RESOLVED FURTHER, that Dr. Gil Van Bokkelen, Chief Executive Officer of the Company, be, and hereby is, designated as agent for service of the Company, duly authorized to receive communications and notices from the Commission with respect to the Registration Statement.
Authorization of Power of Attorney
RESOLVED, that Gil Van Bokkelen, William Lehmann, Jr. and Laura K. Campbell be, and each of them hereby is, appointed as the attorney-in-fact or attorneys-in-fact of the Company, and any officer or director of the Company is hereby authorized to execute a power of attorney appointing such persons, and each of them, his true and lawful attorney, with full power of substitution or resubstitution, to execute and file with the Commission under the Securities Act the Registration Statement, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever that any of said attorneys or their substitutes may deem necessary, advisable or appropriate, in his or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever; and

RESOLVED FURTHER, that the form of Power of Attorney, copies of which have previously been distributed to the Board, is approved and ratified, and the directors and officers of the Company are, and each of them hereby is, authorized to execute and deliver the same in accordance with the preceding resolutions.
Nasdaq Stock Market Listing
RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare and execute or cause to be prepared and executed, in the name and on behalf of the Company, a Notification of Listing of Additional Shares (the “Notification”) for listing the Securities on the Nasdaq Stock Market (the “Nasdaq”), including as the Authorized Officers or any of them may deem necessary, advisable or appropriate, all amendments and supplements to the Notification, and that the Authorized Officers or any of them and each of his or her attorneys-in-fact, with full power to act without the others, is hereby authorized, at such times as the Board, the Pricing Committee or another committee of the Board may direct, to make application for such listing and, in connection therewith, to execute, in the name and on behalf of the Company, and to file or deliver, all such applications, statements, certificates, agreements and other instruments and documents as shall be necessary, advisable or appropriate to accomplish such listings, with authority to make such changes in any such application or other document and in any agreement that may be made in connection therewith as, in such Authorized Officer’s discretion, may be necessary, advisable or appropriate to comply with the requirements for or otherwise to obtain such listing; and that such Authorized Officers and attorneys be, and each of them hereby is, authorized to appear on behalf of the Company before the appropriate committee or body of the Nasdaq, as such appearance may be required.
Blue Sky Procedures
RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take any and all actions that such Authorized Officers or any of them may deem necessary, advisable or appropriate in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities or to register or obtain a license for the Company as a dealer or broker under the securities laws of such states of the United States of America and of such foreign jurisdictions as such Authorized Officers or any of them may deem necessary, advisable or appropriate, and in connection with such registrations, permits, licenses, qualifications and exemptions, to execute, acknowledge, verify, deliver, file and publish or cause to be published all such applications, reports, resolutions, surety bonds, consents to service of process, appointments of attorneys to receive service of process, powers of attorney and other papers and instruments and to take any and all further action that the Authorized Officers or any of them may deem necessary, advisable or appropriate in order to maintain such registrations, permits, licenses, qualifications and exemptions in effect for as long as they or any of them may deem to be in the best interests of the Company or as required by law; and that the execution by any such Authorized Officer of any such document or the taking of any such action in connection with the foregoing matters shall be deemed to be conclusive evidence that such Authorized Officer deems the taking of such action to be necessary, advisable or appropriate and in the best interests of the Company and approves such action; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and file irrevocable written consents on behalf of the Company to be sued in such states of the United States of America wherein such consents to service of process may be requisite under the securities laws thereof in connection with said registration or qualification of the Securities or in connection with said registration of the Company as a dealer or broker, and to appoint the appropriate state official as agent of the Company for the purpose of receiving and accepting process.
FINRA Filings
RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare, execute and file, in the name and on behalf of the Company, as the Authorized Officers or any of them may deem necessary, advisable or appropriate, all such documents required to be filed, or to supply the Agent with all necessary information to make such filings, and to pay all filing fees in connection with any matter relating to any requirement of the Financial Industry Regulatory Authority (“FINRA”), in connection with the Offering and Resale Offering and shall have authority to make such changes in, or take any further action with respect to, any document or matter relative thereto as may be necessary to conform with the requirements for review by FINRA.
General
RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to certify as having been adopted by the Board, any and all other resolutions necessary, advisable or appropriate to consummate the transactions contemplated by the foregoing resolutions, provided that the Secretary of the Company shall include a copy of any such resolutions certified pursuant to the authority given in this resolution with the records of the Company;
RESOLVED FURTHER, that any and all actions previously taken or caused to be taken by the directors or officers of the Company, or any of them, in connection with any of the matters contemplated by any of the foregoing resolutions, are hereby acknowledged to be duly authorized acts and deeds performed on behalf of the Company and are hereby approved, adopted, accepted and ratified in all respects; and
RESOLVED FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and under its corporate seal where required, to execute and deliver such additional agreements, instruments and documents, and to take or cause to be taken such other actions, as the Authorized Officers or any of them may deem necessary, advisable or appropriate to implement the purposes and intent of the foregoing resolutions, each such agreement, instrument and document to be in such form and to contain such terms and conditions, consistent with the foregoing resolutions, as the Authorizing Officers executing the same may approve, the execution and delivery of any such agreement, instrument or document by any such officer or the taking of such action to be conclusive evidence of such authorization and approval.

EXHIBIT C
FORM OF SECRETARY’S CERTIFICATE
This Secretary’s Certificate (the “Certificate”) is being delivered pursuant to Section 7(k) of that certain Common Stock Purchase Agreement dated as of November 11, 2011 (the “Common Stock Purchase Agreement”), by and between ATHERSYS, INC., a Delaware corporation (the “Company”) and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”), pursuant to which the Company may sell to the Buyer up to Twenty Million Dollars ($20,000,000) of the Company’s Common Stock, par value $0.001 (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Common Stock Purchase Agreement.
The undersigned, William (B.J.) Lehmann, Jr., Secretary of the Company, hereby certifies as follows:
1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.
2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.
3. Attached hereto as Exhibit C are true, correct and complete copies of the Signing Resolutions duly adopted by the Board of Directors of the Company on November 8, 2011 at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Common Stock Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.
4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.
IN WITNESS WHEREOF, I have hereunder signed my name on this  _____  day of November, 2011.

William (B.J.) Lehmann, Jr., Secretary
The undersigned as Chairman and Chief Executive Officer of ATHERSYS, INC., a Delaware corporation, hereby certifies that William (B.J.) Lehmann, Jr. is the duly elected, appointed, qualified and acting Secretary of ATHERSYS, INC., and that the signature appearing above is his genuine signature.

Dr. Gil Van Bokkelen, Chairman and Chief Executive Officer

EXHIBIT D
FORM OF LETTER TO THE TRANSFER AGENT FOR THE ISSUANCE OF THE COMMITMENT SHARES AND
INITIAL PURCHASE SHARES AT SIGNING OF THE PURCHASE AGREEMENT
[COMPANY LETTERHEAD]
November 11, 2011
Computershare Investor Services
250 Royall Street
Canton, MA 02021
Attention: Kim Crimi
Re: Issuance of Common Stock to Aspire Capital Fund, LLC
Ladies and Gentlemen:
On behalf of ATHERSYS, INC., (the “Company”), you are hereby instructed to issue as soon as possible 933,334 shares of our common stock in the name of Aspire Capital Fund, LLC. The share certificate should be dated November 11, 2011. I have included a true and correct copy of adopted resolutions of the Board of Directors of the Company approving the issuance of these shares. The shares should be issued subject to the following restrictive legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The share certificate should be sent as soon as possible via overnight mail to the following address:
Aspire Capital Fund, LLC
155 North Wacker Drive, Suite 1600
Chicago, IL 60606
Attention: Steven G. Martin
Thank you very much for your help. Please call Laura K. Campbell, Vice President of Finance, at 216-431-9900 if you have any questions or need anything further.
ATHERSYS, INC.

BY:
Dr. Gil Van Bokkelen, Chairman and Chief Executive Officer